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             Exhibit 23(j) Consent of Independent Public Accountants

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INDEPENDENT AUDITORS' CONSENT



The Metropolitan West Funds:

We consent to (a) the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-18737 and in this Amendment No. 8 to Registration Statement No. 811-07989 under the Investment Company Act of 1940 on Form N-1A of our report dated April 30, 1999 regarding the Metropolitan West Total Return Bond Fund, the Metropolitan West Low Duration Bond Fund, and the Metropolitan West AlphaTrak 500 Fund as of March 31, 1999 incorporated by reference in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Financial Highlights" in the Prospectus which is part of such Registration Statement, and (c) the reference to us under the heading "Additional Information" in Part B, the Statement of Additional Information of such Registration Statement.




July 26, 1999
Los Angeles, California